Exhibit 10.1
Schedule C (as amended) to CA, Inc. Change in Control Severance Policy
Schedule C
(1.00 Multiple)
Executive Vice President and General Manager of Worldwide Sales (George J. Fischer)
Executive Vice President, Enterprise IT Management Group (Ajei Gopal)
Executive Vice President, Governance Group (Jacob Lamm)
Executive Vice President, Worldwide Sales Operations (John Ruthven)
Corporate Senior Vice President, Corporate Controller (Richard Beckert)
[Employees may be added or eliminated from time to time]